Exhibit 23.1a

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-190594) and Form S-8 (No. 333-188111, No. 333-115691, No. 333-115688, No. 333-109017, No. 333-38864, No. 333-38868, No. 333-95269, No. 333-56037, No. 333-56071, No. 033-65069, No. 033-60795, No. 333-134954, No. 333-143238 and No. 333-143239) of Biota Pharmaceuticals, Inc. of our report dated 27 September 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers

Melbourne, Australia

30 September 2014